Press Release                                           Source: Perficient, Inc.

Perficient Reports First Quarter 2007 Results
Thursday May 10, 8:02 am ET

Company Reports Record Quarterly Revenues, Realizes Higher Gross and EBITDA Margins and Exceeds Consensus Analysts' Earnings Forecast

AUSTIN, Texas--(BUSINESS WIRE)--Perficient, Inc. (NASDAQ: PRFT - News) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout the United States, today reported financial results for the quarter ended March 31, 2007.

Financial Highlights

For the first quarter ended March 31, 2007:

o Revenues increased 69% to $50.0 million compared to $29.6 million during the first quarter of 2006;

o Services revenues, including reimbursed expenses, increased 69% to $43.3 million compared to $25.6 million during the first quarter of 2006;

o Earnings per share on a fully diluted basis were up 57% to $0.11 compared to $0.07 per share during the first quarter of 2006;

o Non-GAAP earnings per share (formerly called cash earnings per share or Cash EPS as defined in the schedule that reconciles to GAAP EPS which accompanies this release) on a fully diluted basis were up 60% to $0.16 compared to $0.10 per share during the first quarter of 2006;

o Net income was up 88% to $3.2 million compared to $1.7 million during the first quarter of 2006;

o Non-GAAP net income was up 92% to $4.8 million compared to $2.5 million during the first quarter of 2006;

o EBITDA (a non GAAP measure, see attached schedule which reconciles to GAAP net income and net cash flows from operating activities) was up 84% to $6.8 million compared to $3.7 million during the first quarter of 2006. EBITDA included GAAP non-cash stock compensation expense of approximately $1.6 million and $0.7 million in the first quarter of 2007 and 2006, respectively;

o Gross margin for services revenue was 37.8% compared to 34.7% in the first quarter of 2006. Gross profit for services revenue included GAAP non-cash stock compensation expense of approximately $365,000 and $232,000 in the first quarter of 2007 and 2006, respectively. Gross margin for services revenue excluding stock compensation expense was 38.6% compared to 35.6% in the first quarter of 2006; and

o Gross margin for software revenue was 16.8% compared to 14.7% in the first quarter of 2006.

"The first quarter was another record for Perficient, with 69% year-over-year growth in services revenue and record profitability," said Jack McDonald, Perficient's chairman and chief executive. "We expanded our geographic footprint with the acquisition of E-Tech Solutions, and enter the second quarter at an annualized revenue run-rate of more than $200 million. Our acquisition pipeline has never been stronger and we continue to execute aggressively against our growth goals. Moreover, we are beginning to see the benefits of operating leverage and scale on our bottom line, which should positively impact profitability in the second quarter."

"We continue to execute strongly against key operating metrics," said Jeffrey Davis, Perficient's president and chief operating officer. "Rising average bill rates, coupled with utilization that remained strong helped increase EBITDA margins excluding stock compensation from 14.8% to 16.6% year over year. Strong cash flow, coupled with increased diligence around DSO collections, left us with just $2.9 million of debt, even after accounting for the acquisition of E-Tech Solutions and the payment of year-end bonuses. We're well-positioned for another year of strong growth from our existing business in 2007."

Other First Quarter Highlights:

Among other achievements in the first quarter, Perficient:

o Completed the acquisition of E-Tech Solutions, a transaction that added a significant presence in the northeastern United States;

o Added new customer relationships and follow-on projects with leading companies and government agencies including: Affinia, AG Edwards, Berry Plastics, Centene, Classified Ventures, Cord Blood Registry, Erie Insurance, Fiskars Brands, Highmark, Johnson Controls, Luxxotica, NetJets, Royal Carribean, The Capital Group, Johnson Controls and many others;

o Posted its 15th consecutive quarter of positive net income and earnings per share;

o Completed and filed our Form 10-K annual report on March 5th, 2007, which included the Company's and its external audit firm's unqualified opinion on internal controls, eliminating the 'material weakness' opinion included in our 2005 Form 10-K annual report filing; and

o Was named a "Hidden Gem" in the March 1st, 2007 edition of the Wall Street Journal.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its second quarter 2007 services and software revenue, including reimbursed expenses, to be in the range of $48.5 million to $51.2 million, comprised of $46.9 million to $49.3 million of revenue from services including reimbursed expenses and $1.6 million to $1.9 million of revenue from sales of software. The guidance range of services revenue including reimbursed expenses would represent services revenue growth of 34.9% to 41.3% over the second quarter of 2006.

Conference Call Details

Perficient will host a conference call regarding first quarter 2007 financial results today at 9:00 a.m. Eastern.

WHAT:                     Perficient First Quarter 2007 Results
WHEN:                     Thursday, May 10, 2007, at 9:00 a.m.
                           Eastern.
CONFERENCE CALL NUMBERS:  800.638.5439 (domestic)
                          617.614.2706 (international)
PARTICIPANT PASSCODE:     45126123
REPLAY TIMES:             Thursday, May 10, 2006, at 11:00 a.m.
                          Eastern, through Thursday, May 17, 2006
REPLAY NUMBER:            888.286.8010 (domestic)
                          617.801.6888 (international)
REPLAY PASSCODE:          98822398

About Perficient

Perficient is a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout the United States. Perficient helps clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. Perficient is a member of the Russell 2000(R) index and is traded on the Nasdaq Global Select Market(SM), a market for public companies that meet the highest listing standards in the world. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle-Siebel partner. For more information about Perficient, which employs more than 1,100 professionals, please visit www.perficient.com.

Safe Harbor Statement

This news release contains forward-looking statements that are subject to risk and uncertainties. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this press release. These risks and uncertainties include, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company's growth, credit risks associated with the company's accounts receivable, the company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the company's ability to identify, compete for and complete strategic acquisition and partnership opportunities, and other risks detailed from time to time in the company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled "About Non-GAAP Financial Measures" and the accompanying tables entitled "Reconciliation of GAAP to Non-GAAP Measures."

                                PERFICIENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                  (in thousands, except per share information)


                                           Three Months Ended March 31,
                                           ----------------------------
                                                2007           2006
                                              --------       --------

Revenue
  Services                                    $ 43,297       $ 25,606
  Software                                       4,192          2,682
  Reimbursable expenses                          2,560          1,356
                                              --------       --------
Total revenue                                   50,049         29,644

Cost of revenue
  Project personnel costs                       26,266         16,265
  Software costs                                 3,486          2,288
  Reimbursable expenses                          2,560          1,356
  Other project related
   expenses                                        685            447
                                              --------       --------
Total cost of revenue                           32,997         20,356
                                              --------       --------
Gross margin                                    17,052          9,288

Selling, general and
 administrative                                  9,085          5,146
Stock compensation                               1,214            492
                                              --------       --------
                                                 6,753          3,650

Depreciation                                       337            168
Amortization of intangibles                        846            425
                                              --------       --------
Income from operations                           5,570          3,057
Interest income                                     49              2
Interest expense                                   (50)           (84)
Other                                                6             59
                                              --------       --------
Income before income taxes                       5,575          3,034
Provision for income taxes                       2,415          1,329
                                              --------       --------
Net income                                    $  3,160       $  1,705
                                              ========       ========

Basic net income per share                    $   0.12       $   0.07
                                              ========       ========

Diluted net income per
 share                                        $   0.11       $   0.07
                                              ========       ========
Shares used in computing
 basic
net income per share                            27,081         23,538
                                              ========       ========
Shares used in computing
 diluted
net income per share                            29,449         26,183
                                              ========       ========

                                 PERFICIENT, INC
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                                 (in thousands)


                                            March 31,      December 31,
                                               2007            2006
                                            ---------       ---------
ASSETS
Current assets:
 Cash                                       $     996       $   4,549
 Accounts receivable, net                      40,930          38,600
 Prepaid expenses                                 681           1,171
 Other current assets                           2,071           2,799
                                            ---------       ---------
Total current assets                           44,678          47,119
Net property and equipment                      2,006           1,806
Net Goodwill                                   77,748          69,170
Net intangible assets                          14,620          11,886
Other noncurrent assets                         1,017           1,019
                                            ---------       ---------
Total assets                                $ 140,069       $ 131,000
                                            =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                           $   3,234       $   5,025
 Current portion of long term debt                989           1,201
 Other current liabilities                     11,078          16,034
                                            ---------       ---------
Total current liabilities                      15,301          22,260
Long term debt, net of current portion          1,900             137
Long term deferred taxes                        2,093           1,251
                                            ---------       ---------
Total liabilities                              19,294          23,648

Stockholders' equity:
 Common stock                                      27              27
 Additional paid-in capital                   157,297         147,028
 Accumulated other comprehensive loss            (131)           (125)
 Accumulated deficit                          (36,418)        (39,578)
                                            ---------       ---------
Total stockholders' equity                    120,775         107,352
                                            ---------       ---------
Total liabilities and stockholders'
 equity                                     $ 140,069       $ 131,000
                                            =========       =========

About Non-GAAP Financial Measures

Perficient, Inc. ("Perficient") provides non-GAAP measures for EBITDA, net income and net income per share data as supplemental information regarding Perficient's business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. Perficient's management excludes these non-operating charges when it internally evaluates the performance of Perficient's business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Perficient. Accordingly, management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of purchased intangible assets, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand Perficient's financial performance in comparison to historical periods. In addition, it allows investors to evaluate Perficient's performance using the same methodology and information as that used by Perficient's management.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Perficient's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate Perficient's business performance in the way that management does. Perficient's definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

Perficient incurs stock-based compensation expense under SFAS 123R. Perficient excludes this item for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123R). The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of Perficient's relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal 2006 when Perficient adopted SFAS 123R. Finally, Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets

Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Perficient has made. Management excludes these items, for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient's acquisition transactions, which also vary substantially in frequency from period to period.

                                PERFICIENT, INC.
                   RECONCILIATION OF GAAP TO NON-GAAP MEASURES
                                   (unaudited)
                   (in thousands, except net income per share)


                                           Three Months  Three Months
                                               Ended         Ended
                                             March 31,     March 31,
                                                2007          2006
                                             --------       --------
GAAP Net Income                              $  3,160       $  1,705
    Additions:
    Income tax provision                        2,415          1,329
    Amortization of intangible assets             846            425
    Stock-based compensation                    1,580            724
                                             --------       --------
Non-GAAP Adjusted Net Income Before Tax         8,001          4,183
    Income tax for non-GAAP items (1)          (3,248)        (1,641)
                                             --------       --------
Non-GAAP Net Income                          $  4,753       $  2,542
                                             ========       ========

GAAP Net Income Per Share (diluted)          $   0.11       $   0.07
Non-GAAP Net Income Per Share (diluted)      $   0.16       $   0.10
Shares used in computing net income per
 share (diluted)                               29,449         26,183


(1) The estimated non-GAAP effective tax rate was 40.6% and 39.2% for the three months ended March 31, 2007 and 2006, respectively, and has been used to calculate the provision for income taxes for non-GAAP purposes.

                                PERFICIENT, INC.
                   RECONCILIATION OF GAAP TO NON-GAAP MEASURES
                                   (unaudited)
                   (in thousands, except net income per share)


                                        Three Months   Three Months
                                            Ended          Ended
                                           March 31,     March 31,
                                             2007          2006
                                           -------       -------
GAAP Net Income                            $ 3,160       $ 1,705
    Additions:
    Provision for income taxes               2,415         1,329
    Other                                       (6)          (59)
    Interest expense, net of income              1            82
    Amortization of intangible assets          846           425
    Depreciation                               337           168
                                           -------       -------
EBITDA (1)                                 $ 6,753       $ 3,650
                                           =======       =======

EBITDA (1)                                 $ 6,753       $ 3,650
    Provision for income taxes              (2,415)       (1,329)
    Other                                        6            59
    Interest expense, net of income             (1)          (82)
    Stock-based compensation                 1,580           724
    Non-cash interest expense                   --             5
    Changes in operating assets &
     liabilities                            (7,657)       (3,734)
                                           -------       -------
Net cash flows used in operating
 activities                                $(1,734)      $  (707)
                                           =======       =======

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Contact:
Perficient, Inc.
Bill Davis, 314-995-8822
bill.davis@perficient.com